UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 7, 2016

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA	92806-2101
(Address of principal executive offices)	(Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the DIP Credit Agreement (as defined below) and the Restructuring Support Agreement (as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.
On April 7, 2016 (the “Petition Date”), Pacific Sunwear of California, Inc. (the “Company”) and each of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being administered under the caption “In re Pacific Sunwear of California, Inc., et al.”, Case Nos. 16-10881, 16-10882 and 16-10883 (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
Restructuring Support Agreement and Plan
On April 6, 2016, the Debtors entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with PS Holdings of Delaware, LLC - Series A and PS Holdings of Delaware, LLC - Series B, in their capacities as lenders (the “Term Loan Lenders”) under the Golden Gate Credit Agreement (as defined below), and PS Holdings Agency Corp. in its capacity as administrative agent and collateral agent under the Golden Gate Credit Agreement (as defined below) (collectively, the “Consenting Term Loan Parties”). Pursuant to the Restructuring Support Agreement, the Consenting Term Loan Parties will support the Debtors’ plan of reorganization (the “Plan”), which was filed by the Debtors on the Petition Date. Subject to the terms and conditions of the Restructuring Support Agreement and the Plan, the Term Loan Lenders will convert a portion of their debt under the Golden Gate Credit Agreement (as defined below) into 100% of the equity of the reorganized company, with the remaining debt being restructured. The Consenting Term Loan Parties will also provide at least $20 million in additional capital to the reorganized company upon its emergence from Chapter 11, provided the Consenting Term Loan Parties are the “winning bidder” pursuant to the Restructuring Support Agreement and the Plan.
The Restructuring Support Agreement provides that the Debtors and the Consenting Term Loan Parties will take certain specified actions and make certain specified filings with the Bankruptcy Court with respect to the confirmation and consummation of the Plan. The Plan is subject to certain conditions precedent, including the entry by the Bankruptcy Court of a confirmation order not subject to any stay on enforcement and consistent in all material respects with the Restructuring Support Agreement. The Plan further provides that on the effective date of the Plan, all previously outstanding equity securities of the Company shall be cancelled and discharged.
The Consenting Term Loan Parties have the right to terminate the Restructuring Support Agreement following the occurrence of certain termination events set forth in the Restructuring Support Agreement, including (i) the Debtors failure to perform their obligations under the Restructuring Support Agreement or an event or occurrence required by the Restructuring Support Agreement does not occur, in each case by the applicable deadlines in the Restructuring Support Agreement, (ii) material modifications are made to the Plan that are inconsistent with the Restructuring Support Agreement, (iii) the occurrence of an event of default under the DIP Credit Agreement that remains uncured, (iv) the entry of an order by the Bankruptcy Court to appoint a trustee or examiner with expanded powers for the Debtors, to convert any of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, or to dismiss any of the Chapter 11 Cases, (v) the Debtors challenge, or any party in the Chapter 11 Cases is granted standing to challenge, the amount and/or validity of the Claims of any Consenting Term Loan Party or the validity, enforceability, and/or perfection of the Liens held by any Consenting Term Loan Party, (vi) the License Agreements (as defined in the Plan) are terminated by either the Debtors or the counterparties thereto or are determined by a final order of the Bankruptcy Court (or other court of competent jurisdiction) to be incapable of assumption and/or assumption and assignment, (vii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of the Plan in a way that cannot be reasonably remedied by the Debtors or would have a material adverse effect on consummation of the Plan, (viii) the Bankruptcy Court enters an order terminating the Debtors’ exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code, and (ix) exercise by any of the Debtors of its “fiduciary out” as a debtor-in-possession.
Pursuant to the Restructuring Support Agreement and the Plan, the Debtors, in conjunction with their investment banker, will seek a higher and better alternative through a marketing process commencing on or about the Petition Date and governed by bidding procedures, for which the Debtors are seeking Court approval. The Restructuring Support Agreement does not prevent the Debtors from taking or failing to take any action that it is obligated to take (or not take) in the performance of any fiduciary duty or as otherwise required by applicable law which such Debtor owes to any other person or entity under applicable law (as reasonably determined by such Debtor in good faith upon advice of legal counsel).
The foregoing description of the Restructuring Support Agreement and Plan does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement filed as Exhibit 10.3 hereto and the Plan filed as Exhibit A thereto and incorporated herein by reference.
DIP Credit Agreement
In connection with the Chapter 11 Cases, the Debtors filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Debtor-in-Possession Credit Agreement, dated as of April 7, 2016 (the “DIP Credit Agreement”), by and among the Debtors (excluding Miraloma Borrower Corporation, the “Borrowers”), the lenders party thereto from time to time, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and collateral agent. The DIP Credit Agreement provides for a senior secured, super-priority revolving credit facility (the “DIP Financing”) of up to $100 million on the closing date of the DIP Financing (the “DIP Commitment”), which is subject to an asset based borrowing base formula and reserves (including a reserve for the repayment of the pre-petition obligations under the existing Credit Agreement by and among Wells Fargo, in its capacity as administrative agent and collateral agent, the lenders party thereto, and the Borrowers, dated as of December 7, 2011, as amended, the (“Existing Revolving Credit Agreement”). The DIP Financing will become available upon the satisfaction of certain customary conditions precedent thereto, including the entry of an order of the Bankruptcy Court approving the DIP Financing on an interim basis.
The Debtors anticipate using the proceeds of the DIP Financing primarily for (i) purposes permitted by orders of the Bankruptcy Court, including ongoing debtor-in-possession working capital purposes, (ii) the payment of fees, costs and expenses, and (iii) other general corporate purposes, in each case, only to the extent permitted under applicable law, the DIP Credit Agreement, the orders of the Bankruptcy Court, and in accordance with the approved.
The maturity date of the DIP Financing is the earliest of (a) April 7, 2017, (b) if the order of the Bankruptcy Court approving the DIP Financing on a final basis is not entered within thirty (30) days after the Petition Date, immediately thereafter, (c) the effective date of a plan of reorganization, and (d) the closing of a sale of all or substantially all of the assets of the Borrowers pursuant to section 363 of the Bankruptcy Code.
Interest on the outstanding principal amount of revolving loans under the DIP Credit Agreement shall be payable monthly in arrears and on the maturity date at a per annum rate equal to the Base Rate plus 3%. The following additional fees apply: Debtors shall pay to the Lender a closing fee equal to 1% of the Revolving Commitments, and an agent’s fee of $50,000.
Subject to certain exceptions, the DIP Financing will be secured by a first priority perfected security interest in substantially all of the assets of the Borrowers (excluding, among other things, certain real property and related interests and the equity interests in the Company’s subsidiaries). The security interests and liens are subject only to certain carve outs and permitted liens, as set forth in the DIP Credit Agreement. The DIP Financing is subject to certain covenants, including, without limitation, those related to the incurrence of additional debt, liens, the Borrowers’ failure to comply with the approved budget (subject to certain permitted variances), certain bankruptcy-related covenants, and certain financial covenants, in each case as set forth in the DIP Credit Agreement. The DIP Financing is subject to certain prepayment events, including, without limitation, upon the sale of certain assets, and certain events of default, including, without limitation, payment defaults, in each case as set forth in the DIP Credit Agreement.
The foregoing description of the DIP Financing does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
On April 7, 2016, the Company announced financial results for the fourth quarter of fiscal 2015 and the full year of fiscal 2015, each ended January 30, 2016. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.
The items set forth above in Item 1.03 of this Form 8-K regarding the DIP Financing is hereby incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The commencement of the Chapter 11 Cases described above constitutes an event of default under the Existing Revolving Credit Agreement. As a result of the filing of the Chapter 11 Cases, all commitments under the Existing Revolving Credit Agreement terminated, and the unpaid principal amount of all outstanding loans and all interest and other amounts thereon became immediately due and payable. As of April 7, 2016, the Company had $31.0 million of outstanding direct borrowings under the Wells Fargo Credit Agreement and $10.4 million in outstanding letters of credit. The letters of credit outstanding, and cash collateral related thereto, under the Wells Fargo Credit Agreement shall be deemed to be transferred to and made under the DIP Credit Agreement.
The commencement of the Chapter 11 Cases described above also constitutes an event of default under the Credit Agreement, dated as of December 7, 2011 (as amended, the “Golden Gate Credit Agreement”), among the Company, the guarantors named therein, PS Holdings Agency Corp., as administrative agent, and the other lenders party thereto. As a result of the filing of the Chapter 11 Cases, the unpaid principal amount of the term loan under the Golden Gate Credit Agreement and all interest (including payable-in-kind interest) and other amounts thereon became immediately due and payable. As of April 7, 2016, there was $60 million in principal amount of the term loan outstanding and $22.3 million of payable-in-kind interest outstanding under the Golden Gate Credit Agreement.
In addition, the commencement of the Chapter 11 Cases described above constitutes an event of default under the note (as amended, the “Miraloma Note”) issued on August 20, 2010 by Miraloma Borrower Corporation (“Miraloma”) to American National Insurance Company (“American National”) in the original principal amount of $16.8 million, which note was subsequently amended on July 1, 2014 to provide for a new principal outstanding balance of $15.91 million. As of April 7, 2016, the outstanding principal balance of the Miraloma Note was approximately $15.4 million. The commencement of the Chapter 11 Cases also constitutes an event of default under the related Deed of Trust, Assignment of Rents and Security Agreement, dated August 20, 2010 (as amended, the “Miraloma Mortgage”), made by Miraloma to First American Title Insurance Company for the benefit of American National. As a result of the filing of the Chapter 11 Cases, under the terms of the Miraloma Note and the Miraloma Mortgage, American National may declare the entire principal of the Miraloma Note outstanding (including any accrued but unpaid interest thereon) immediately due and payable.
The commencement of the Chapter 11 Cases described above also constitutes an event of default under the note (as amended, the “PacSun Stores Note”) issued on August 20, 2010 by Pacific Sunwear Stores Corp. (“PacSun Stores”) to American National in the original principal amount of $13 million, which note was subsequently amended on July 1, 2014 to provide for a new principal outstanding balance of $12.32 million. As of April 7, 2016, the outstanding principal balance of the PacSun Stores Note was approximately $11.9 million. The commencement of the Chapter 11 Cases also constitutes an event of default under the related Mortgage, Security Agreement, Financing Statement and Fixture Filing, dated August 20, 2010 (as amended, the “PacSun Stores Mortgage”), made by PacSun Stores in favor of American National. As a result of the filing of the Chapter 11 Cases, under the terms of the PacSun Stores Note and the PacSun Stores Mortgage, American National may declare the entire principal of the PacSun Stores Note outstanding (including any accrued but unpaid interest thereon) immediately due and payable.
As a result of the filing of the Chapter 11 Cases, the Company believes that the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under these and other agreements are stayed and creditors’ rights of enforcement against the Debtors are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.
Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court, can be accessed at pacsun.com, cases.primeclerk.com/pacsun (the court-appointed claims agent site), or www.deb.uscourts.gov, the official Bankruptcy Court website.
A copy of the press release dated April 7, 2016 announcing that the Company had filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01	Other Events.
The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.
Cautionary Statement Regarding Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act, and we intend that such forward-looking statements be subject to the safe harbors created thereby. We are providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in the forward-looking statements contained herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance (often, but not always identifiable by the use of the words or phrases such as “will result,” “expects to,” “will continue,” “anticipates,” “plans, “intends,” “estimated,” “projects,” and “outlook”) are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in these forward-looking statements. All forward-looking statements included in this Report are based on information available to us as of the date hereof, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Such risks and uncertainties include, but are not limited to: those described under the “Risk Factors” section and elsewhere in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2015 and September 10, 2015, most recent Annual Report on Form 10-K filed with the SEC on March 26, 2015, as well as in other past filings with the SEC; and risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, (ii) the ability of the Company and its subsidiaries to consummate the transactions contemplated by the Restructuring Support Agreement with respect to the Chapter 11 Cases, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 Cases, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the transactions contemplated by the Restructuring Support Agreement, (vii) the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations, (viii) the ability to operate the Company’s business and consummate the transactions contemplated by the Restructuring Support Agreement, (ix) the transactions contemplated by the DIP Credit Agreement, and the Restructuring Support Agreement being subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; (x) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties, (xi) the Company’s ability to maintain contracts, trade credit and other customer and/or vendor relationships that are essential to the Company’s operations, and (xii) the Company’s ability to retain key executives and employees. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The Exhibit Index appearing after the signature page to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 8, 2016

PACIFIC SUNWEAR OF CALIFORNIA, INC.

/s/ CRAIG E. GOSSELIN
Craig E. Gosselin Senior Vice President, General Counsel and Human Resources

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Debtor-in-Possession Credit Agreement, dated as of April 7, 2016, between Wells Fargo Bank, National Association and Pacific Sunwear of California, Inc. and its subsidiaries
10.2	Security Agreement, dated as of April 7, 2016, between Wells Fargo Bank, National Association and Pacific Sunwear of California, Inc. and its subsidiaries
10.3
Restructuring Support Agreement, dated as of April 6, 2016, among PS Holdings of Delaware, LLC-Series A, PS Holdings of Delaware, LLC-Series B, and PS Holdings Agency Corp, and Pacific Sunwear of California, Inc., and its subsidiaries

99.1	Press release, dated April 7, 2016, issued by the Company